ARTICLES OF INCORPORATION

                                       OF

                            URANIUM POWER CORPORATION

     The undersigned incorporator, being a natural person of the age of 18 years or more, and desiring to form a corporation under the laws of the State of Colorado, does hereby sign, verify and deliver to the Secretary of State of the State of Colorado these Articles of Incorporation.

                                    ARTICLE I
                                      NAME

     The name of the corporation shall be:       Uranium Power Corporation

                                   ARTICLE II
                                     CAPITAL

     The aggregate number of shares of all classes of capital stock which this corporation shall have authority to issue is 50,000,000 shares, of which 10,000,000 shares shall be shares of Preferred Stock, par value $.001 per share, and 40,000,000 shares shall be shares of Common Stock, $.001 par value per share.

     Preferred Stock. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the Preferred Stock, and variations in the relative rights and preferences as between different series shall be established in accordance with the Colorado Business Corporation Act by the Board of Directors.

     Except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting power whatsoever.

     Common Stock. The holders of Common Stock shall have and possess all rights as shareholders of the corporation, including such rights as may be granted elsewhere by these Articles of Incorporation, except as such rights may be limited by the preferences, privileges and voting powers, and the restrictions and limitations of the Preferred Stock.

     Subject to preferential dividend rights, if any, of the holders of Preferred Stock, dividends on the Common Stock may be declared by the Board of Directors and paid out of any funds legally available therefor at such times and in such amounts as the Board of Directors shall determine.


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     The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the corporation.

     Any stock of the corporation may be issued for money, property, services rendered, labor done, cash advances for the corporation, or for any other assets of value in accordance with the action of the Board of Directors, whose judgment as to value received in return therefor shall be conclusive and said stock when issued shall be fully paid and nonassessable.

                                   ARTICLE III
                                PREEMPTIVE RIGHTS

     A shareholder of the corporation shall not be entitled to a preemptive right to purchase, subscribe for, or otherwise acquire any unissued or treasury shares of stock of the corporation, or any options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares, or any shares, bonds, notes, debentures, or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares.

                                   ARTICLE IV
                                CUMULATIVE VOTING

     A shareholder of the corporation shall not be entitled to cumulative voting.

                                    ARTICLE V
                                OFFICES AND AGENT

     The initial registered office of the corporation shall be at 4643 South Ulster Street, Suite 900, Denver, CO 80237 and the name of the initial registered agent at such address is Theresa M. Mehringer, Esq. Either the registered office or the registered agent may be changed in the manner provided by law.

     The address of the corporation's initial principal office is 206-475 Howe St, Vancouver, B.C. Canada, V6C-2B3.

                                   ARTICLE VI
                           INITIAL BOARD OF DIRECTORS

     The initial Board of Directors of the corporation shall consist of one director, and the name and address of the person who shall serve as director until the first annual meeting of shareholders or until his successors are elected and shall qualify are:



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


          Thornton J. Donaldson                206-475 Howe St.
                                               Vancouver, B.C.
                                               Canada, V6C-2B3


     The number of directors shall be fixed in accordance with the bylaws.

                                   ARTICLE VII
                                 INDEMNIFICATION

     The corporation shall indemnify, to the fullest extent permitted by applicable law, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys' fees) incurred by reason of the fact that he is or was a director or officer of the corporation or, while serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan. The corporation also shall indemnify any person who is serving or has served the corporation as director, officer, employee, fiduciary, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

                                  ARTICLE VIII
                        LIMITATION OF DIRECTOR LIABILITY

     A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (I) for any breach of the director's duty of loyalty to the corporation or to its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for acts specified under Section 7-108-403 of the Colorado Business Corporation Act or any amended or successor provision thereof, or (iv) for any transaction from which the director derived an improper personal benefit. If the Colorado Business Corporation Act is amended after this Article is adopted to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Colorado Business Corporation Act, as so amended.

     Any repeal or modification of the foregoing paragraph by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.



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


                                   ARTICLE IX
                            MEETINGS OF SHAREHOLDERS

     Meetings of shareholders shall be held at such time and place as provided in the bylaws of the corporation. At all meetings of the shareholders, one-third of all shares entitled to vote at the meeting shall constitute a quorum.
















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                                    ARTICLE X
                                  INCORPORATOR

     The name and address of the incorporator is as follows:

         Theresa M. Mehringer, Esq.
         Smith McCullough, P.C.
         4643 S. Ulster Street
         Suite 900
         Denver, CO 80237


         Signed this 3rd day of April, 1998.


                                           /s/   Theresa M. Mehringer
                                          --------------------------------------
                                          Theresa M. Mehringer, Incorporator



     The undersigned consents to the appointment as the initial registered agent of Uranium Power Corporation.


                                           /s/   Theresa M. Mehringer
                                          --------------------------------------
                                          Theresa M. Mehringer, Registered Agent








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